Exhibit 99.1

Calix Reports First Quarter 2010 Financial Results

PETALUMA, CA — May 6, 2010 — Calix (NYSE: CALX) today announced unaudited financial results for the first quarter ended March 27, 2010. Revenue for the first quarter of 2010 was $48.2 million, an increase of 30% from revenue reported for the first quarter of 2009 of $37.1 million.

GAAP net loss for the first quarter of 2010 was $10.2 million, or $(0.32) per share, compared to a GAAP net loss of $12.7 million, or $(0.50) per share, reported for the first quarter of 2009 (assuming the conversion of preferred stock into common stock as of the beginning of each quarter). GAAP results for the periods presented include stock-based compensation, amortization of intangible assets, changes in the fair market value of preferred stock warrants and preferred stock dividends. A reconciliation of GAAP and non-GAAP results is included as part of this release.

Excluding the above-mentioned non-cash items and assuming the conversion of preferred stock to common stock as of the beginning of each quarter, non-GAAP net loss for the first quarter of 2010 was $4.7 million, or $(0.15) per share, as compared to non-GAAP net loss of $8.2 million, or $(0.32) per share, in the first quarter of 2009.

GAAP Results

	Q1 2010	Q1 2009	Vs. Q1 2009
Revenue	$48.2 million	$37.1 million	+30%
Net Loss	$(10.2 million )	$(12.7 million )	+20%
Loss per Share	$(2.27)	$(3.16)	+28%
Loss per Share*	$(0.32)	$(0.50)	+36%

Non-GAAP Results

	Q1 2010		Q1 2009		Vs. Q1 2009
Net Loss	$(4.7 million	)	$(8.2 million	)	+43%
Loss per Share*	$(0.15)		$(0.32)		+53%

*	Includes outstanding common shares and common shares resulting from the assumed conversion of preferred shares as if conversion occurred at the beginning of each quarter.

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“First quarter results were ahead of our expectations and represented a good start to our calendar and fiscal year. Communications service providers leveraged the increasing strength of our Unified Access portfolio to bring ‘Fiber Forward’ in their networks,” said Calix president and CEO Carl Russo. “As we look into the second quarter, we see a clear path to achieving our goals, but remain mindful of the macroeconomic climate, and therefore we will keep our hands close to the levers as we manage our business.”

Conference Call

In conjunction with this announcement, Calix will host a conference call at 1:30 p.m. PDT (4:30 p.m. EDT) today to discuss its first quarter 2010 financial results. A live audio webcast and replay of the call will be available in the Investor Relations section of the Calix web site at http://investor-relations.calix.com.

Live call access information:

•	Dial-in number: (866) 272-9941 (U.S.) or (617) 213-8895 (outside the U.S.)

•	Passcode: 1638-3138

Replay call access information:

•	Replay call dial-in: (888) 286-8010 (U.S.) or (617) 801-6888 (outside the U.S.)

•	Passcode: 6198-8009.

The conference call and webcast will include forward looking information.

About Calix

Calix, Inc. (NYSE: CALX) is a leading provider in North America of broadband communications access systems and software for copper- and fiber- based network architectures that enable communications service providers to connect to their residential and business subscribers. Calix enables communications service providers to provide a wide range of revenue-generating services, from basic voice and data to advanced broadband services, over legacy and next-generation access networks. The Calix Unified Access Portfolio helps these companies to transform their legacy and mixed protocol access networks to fiber and Ethernet. Calix has shipped over six million ports of its Unified Access Infrastructure portfolio to more than 500 North American and international customers, whose networks serve over 32 million subscriber lines in total. For more information, visit the Calix website at www.calix.com. Calix® and the Calix logo design are the property of Calix.

Forward-Looking Statements

This press release and its attachments contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities

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Exchange Act of 1934. These forward-looking statements include the quotations from management in this press release, as well as any statements regarding the Company’s strategic and operational plans. You are cautioned not to place undue reliance on these forward-looking statements, which are based on management’s expectations, estimates and judgment and current trends and market conditions and involve risks and uncertainties that may cause actual results to differ materially from those contained in the forward-looking statements. Factors that may contribute to such differences include, among others, the Company’s ability to generate an adequate rate of revenue growth and net income and earnings per share improvement; the Company’s ability to achieve its goals; communication service providers’ leverage of the Company’s Unified Access portfolio; the impact of the current macroeconomic climate and the Company’s ability to manage its business; the capital spending patterns of communications service providers; the impact of government-sponsored programs on the timing and buying patterns of communications service providers; the effect of competition; the Company’s ability to develop products that meet communications service providers’ evolving requirements and achieve market acceptance; the Company’s ability to maintain the Company’s customer base; the Company’s ability to increase sales to North American and international communications service providers; the Company’s ability to effectively manage its growth; the Company’s ability to manage its manufacturing and supplier relationships; and the Company’s ability to protect its intellectual property and defend against intellectual property infringement and other claims. More information about potential factors that could affect the Company’s business, results of operations and financial condition is contained in the Company’s final Prospectus related to the Company’s initial public offering filed pursuant to Rule 424(b) under the Securities Act with the SEC on March 24, 2010 available at www.sec.gov and from time to time in the Company’s periodic reports. All forward-looking statements are made as of the date of this release, and except as required by law, the Company does not intend, and undertake no duty, to update this information to reflect new information, future events or circumstances or otherwise. Although this release may remain available on the Company’s website or elsewhere, its continued availability does not indicate that the Company is reaffirming or confirming any of the information contained herein.

Use of Non-GAAP financial information

The Company uses certain non-GAAP financial measures in this press release to supplement its consolidated financial statements, which are presented in accordance with GAAP. These non-GAAP measures include non-GAAP net loss and non-GAAP net loss per share. These non-GAAP measures are provided to enhance the reader’s understanding of the Company’s operating performance as they exclude certain non-cash charges which the Company believes are not indicative of its core operating results. Management believes that the non-GAAP measures used in this press release provide investors with important perspectives into the Company’s ongoing business performance and management uses these non-GAAP measures to evaluate financial results and to establish operational goals. The presentation of these non-GAAP measures is not meant to be a substitute for results presented in accordance with GAAP, but rather should be evaluated in conjunction with these results. A reconciliation of the non-GAAP results to the most

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directly comparable GAAP results is provided in the financial schedules portion of this press release. The non-GAAP financial measures used by the company may be calculated differently from, and therefore may not be comparable to, similarly titled measures used by other companies.

The Company makes adjustments for the following items in analyzing its operating results as it does not consider these items to part of the Company’s ongoing operating activities or meaningful in evaluating the Company’s financial performance:

Stock-based compensation

A non-cash expense incurred in accordance with SFAS 123R using the modified prospective transition method.

Amortization of intangible assets

A non-cash expense resulting from intangible assets acquired in the acquisition of Optical Solutions, Inc. (OSI) in February 2006. The Company is required to amortize these assets over their expected useful lives.

Change in fair value of preferred stock warrants

A non-cash expense or benefit resulting from the revaluation of the Company’s preferred stock warrant liability. Upon completion of the Company’s initial public offering, the preferred warrant liability was reclassified as a component of stockholders’ equity, and the Company is no longer required to revalue the warrants.

Preferred stock dividends

Preferred stock dividends represent Series I preferred stock dividends paid to the Company’s Series I shareholders prior to the conversion of preferred stock in connection with the Company’s initial public offering.

Investor Relations Contact:

Carolyn Bass

415-445-3232

Carolyn.Bass@Calix.com

Press Contact:

Catherine Koo

415-992-4400

calix@lewispr.com

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Condensed Statement of Operations

(in thousands)

	Three Months Ended
	March 27, 2010	March 28, 2009

	(unaudited)
Revenue	$48,203	$37,146
Cost of revenue:
Products and services(1)	30,171	25,391
Amortization of existing technologies	1,360	1,360

Total cost of revenue	31,531	26,751

Gross profit	16,672	10,395

Operating expenses:
Research and development(1)	11,847	10,468
Sales and marketing(1)	8,422	7,209
General and administrative(1)	4,748	3,663
Amortization of intangible assets	185	185

Total operating expenses	25,202	21,525

Loss from operations	(8,530)	(11,130)

Other income (expense):
Interest income	74	79
Interest expense	(473)	(943)
Change in fair value of preferred stock warrants	(173)	—
Other income	11	64

Loss before provision for income taxes	(9,091)	(11,930)
Provision for income taxes	171	130

Net loss	(9,262)	(12,060)
Preferred stock dividends	900	652

Net loss attributable to common stockholders	$(10,162)	$(12,712)

Net loss per common share:
Basic and diluted	$(2.27)	$(3.16)

Pro forma basic and diluted	$(0.32)	$(0.50)

Weighted average number of shares used to compute net loss per common share:
Basic and diluted	4,474	4,025

Pro forma basic and diluted (2)	31,865	25,408

(1)	Includes stock-based compensation as follows:

	Three Months Ended
	March 27, 2010	March 28, 2009

	(unaudited)
Cost of revenue	$140	$179
Research and development	570	729
Sales and marketing	434	455
General and administrative	1,663	910

	$2,807	$2,273

(2)	Includes outstanding common shares and common shares resulting from the assumed conversion of preferred shares as if conversion occurred at the beginning of each quarter

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Reconciliation of GAAP to Non-GAAP Results

(Unaudited, in thousands except per share data)

	Three Months Ended
	March 27,	March 28,
	2010	2009
GAAP net loss	$(10,162)	$(12,712)
Adjustments to reconcile GAAP net loss to non-GAAP net loss:
Stock-based compensation	2,807	2,273
Amortization of intangible assets	1,545	1,545
Change in fair value of preferred stock warrants	173	—
Preferred stock dividends	900	652

Non-GAAP net income (loss)	$(4,737)	$(8,242)

Pro forma net loss per common share
Basic and diluted	$(0.15)	$(0.32)

Weighted average shares used to compute pro forma net loss per common share (1)	31,865	25,408

(1)	Includes outstanding common shares and common shares resulting from the assumed conversion of preferred shares as if conversion occurred at the beginning of each quarter.

	Three Months Ended
	March 27,		March 28,
	2010		2009
GAAP gross profit and gross margin	$16,672	34.6%	$10,395	28.0%
Adjustments to reconcile GAAP gross profit and gross margin to non-GAAP gross profit and gross margin:
Stock-based compensation	140		179
Amortization of intangible assets	1,360		1,360

Non-GAAP gross profit and gross margin	$18,172	37.7%	$11,934	32.1%

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Condensed Balance Sheets

(In thousands)

	March 27, 2010	December 31, 2009

	(unaudited)
ASSETS
Current Assets:
Cash and cash equivalents	$80,963	$31,821
Marketable securities	36,840	36,228
Restricted cash	—	629
Accounts receivable, net	25,178	46,992
Inventory	26,267	18,556
Deferred cost of goods sold	13,846	16,468
Prepaid and other current assets	3,560	4,018

Total current assets	186,654	154,712

Property and equipment, net	11,591	11,293
Goodwill	65,576	65,576
Intangible assets, net	5,150	6,695
Other assets	863	2,840

Total assets	$269,834	$241,116

LIABILITIES, CONVERTIBLE PREFERRED STOCK AND STOCKHOLDERS’ EQUITY (DEFICIT)
Current liabilities:
Accounts payable	$7,486	$14,635
Accrued liabilities	28,808	28,629
Preferred stock warrant liabilities	—	195
Loans payable	5,000	3,333
Deferred revenue	25,030	29,921

Total current liabilities	66,324	76,713

Loans payable	15,000	16,667
Long-term portion of deferred revenue	6,928	6,556
Other long term liabilities	1,089	910

Total liabilities	89,341	100,846

Convertible preferred stock	—	479,628

Stockholders’ equity (deficit):
Common stock	909	102
Additional paid-in capital	581,926	52,739
Other comprehensive income (loss)	2	(17)
Accumulated deficit	(402,344)	(392,182)

Total stockholders’ equity (deficit)	180,493	(339,358)

Total liabilities, convertible preferred stock and stockholders’ equity (deficit)	$269,834	$241,116

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Condensed Statement of Cash Flows

(in thousands)

	Three Months Ended
	March 27, 2010	March 28, 2009

	(unaudited)
Operating activities
Net cash provided by (used in) operating activities	$5,058	$(3,432)

Investing activities
Acquisition of property and equipment	(1,481)	(790)
Purchase of marketable securities	(7,434)	—
Sale of marketable securities	6,708	—

Net cash used in investing activities	(2,207)	(790)

Financing activities
Proceeds from issuance of Series J preferred stock	47	—
Proceeds from exercise of stock options	15	—
Proceeds from initial public offering of common stock, net of issuance costs	46,229	—
Repurchase of common and preferred stock	—	(12)

Net cash provided by (used in) financing activities	46,291	(12)

Net increase (decrease) in cash and cash equivalents	49,142	(4,234)
Cash and cash equivalents at beginning of year	31,821	23,214

Cash and cash equivalents at end of year	$80,963	$18,980